UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 15, 2007


                              INTERMOST CORPORATION
                 -----------------------------------------------
             (Exact name of registrant as specified in its charter)


              Wyoming                 0-30430                  87-0418721
--------------------------------    -------------         -----------------
(State or other jurisdiction        (Commission           (IRS Employer
   of incorporation)                file number)        Identification Number)


            31st Floor, 3B31-23 Guomao Building 005 Renmin Rd.(South)
                   Shenzhen, People's Republic of China 518014
               (Address of principal executive offices)(Zip Code)


                              011-86 755 8221-0238
              (Registrant's telephone number, including area code)


                                       N/A
         (Former name and former address, if changed since last report)




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Item 8.01 Other Events

On February 15, 2007, the wholly-owned subsidiary of the Intermost Corporation, IMOT Information Technology (Shenzhen) Co., Ltd. ("IMOT Information"), entered into an agreement on the restructuring and listing of the Shenzhen Golden Anke Technology Ltd. ("Golden Anke"). IMOT Information owns a 51% shareholding position in Golden Anke.

According to the agreement:

1. A new company will be established in Hong Kong ("Hong Kong Company"), which will go public on the London AIM or a stock exchange in America.

2. IMOT Information will invest two million RMB, while other shareholders of Golden Anke will invest five million RMB, and a load of three million RMB into the Hong Kong Company. The Hong Kong Company will acquire 100% equity interest in Golden Anke, which will be renamed "Shenzhen Golden Anke Security Technology Co., Ltd.".

3. The Hong Kong Company will be restructured: IMOT Information will hold a 49% share, and other shareholders 51%. The Board of Directors of the Hong Kong Company will consist of three members, one from IMOT Information and two from other shareholders.

4. After the corporate restructuring, IMOT Information's equity interest in Golden Anke will be changed from 51% into 49%.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                           INTERMOST CORPORATION

Dated: February 15, 2007
                                           By: /s/ Chris Liu
                                              ------------------------
                                               Chris Liu
                                               Secretary